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MVB Financial and CFG Community Bank agree to terminate asset acquisition

FAIRMONT, W.Va., (October 31, 2014) – MVB Financial Corp., (OTC Markets Group OTCQB: MVBF), and Maryland-based CFG Community Bank (CFG) today jointly announced that they have terminated MVB’s proposed approximately $30 million asset acquisition by mutual agreement. Both parties have released each other from all obligations with no termination fee required by either entity.

In a joint statement, Larry F. Mazza, President and CEO for MVB Financial Corp., and Jack Dwyer, Chairman of the CFG family of companies, said: “This is an amicable decision. Due to the passage of a year’s time, modifications to the business plans for each company, and changes in the industry, it was determined that it is in the best interests of both companies, our employees and shareholders to move forward independently. We are committed to continue to work together on special projects.”

About MVB Financial Corp.

MVB Financial Corp. (“MVB” or “MVB Financial”; OTCQB: MVBF) was formed on January 1, 2004 as a bank holding company and, effective December 19, 2012, elected to become a financial holding company. MVB Financial features multiple subsidiaries and affiliated businesses, including MVB Bank, Inc. (“MVB Bank”), Potomac Mortgage Group, Inc. which does business as MVB Mortgage, and MVB Insurance, LLC. The Company’s principal executive offices are located at 301 Virginia Avenue, Fairmont, W.Va., 26554-2777, and its telephone number is (304) 363-4800. For additional information regarding MVBF visit ir.mvbbanking.com.  The OTCQB is a market tier operated by the OTC Market Group Inc., for over-the-counter traded companies that are current in their reporting with a U.S. regulator.

Forward-Looking Statements

All statements other than statements of historical fact included herein are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934. Such information involves risks and uncertainties that could result in the actual results of MVB Financial Corp. (“MVB Financial” or the “Company”) differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to: (i) the Company may incur loan losses due to negative credit quality trends in the future that may lead to deterioration of asset quality; (ii) the Company may incur increased charge-offs in the future; (iii) the Company could have adverse legal actions of a material nature; (iv) the Company may face competitive loss of customers; (v) the Company may be unable to manage its expense levels; (vi) the Company may have difficulty retaining key employees; (vii) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (viii) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (ix) changes in other regulations, government policies, and application of regulations affecting bank holding companies and their subsidiaries, including changes in monetary policies, may negatively impact the Company’s operating results and that could negatively impact or preclude current and future acquisition activities; (x) the effects of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Basel III may adversely affect the Company; (xi) the reaction of the MVB Bank, Inc. (“MVB Bank”) customers, employees and counterparties to the termination of the proposed acquisition of CFG Community Bank; (xii) the risk that the new investments to support the growth of MVB Insurance, LLC (“MVB Insurance”) may not be fully realized or may take longer than expected due to general economic and market conditions; (xiii) diversion of management time on acquisition or diversified growth issues; and, (xiv) other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Any forward-looking statement speaks only as of the date on which it is made and we do not undertake any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

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